DENNY’S CORPORATION RELEASES PRELIMINARY FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2019

- Company Reiterates 2019 Guidance Expectations for Adjusted EBITDA* -

SPARTANBURG, S.C., January 13, 2020 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported preliminary results for domestic same-store sales**, restaurant unit activity, and share-repurchases for its fourth quarter and fiscal year ended December 25, 2019, and provided an update on its refranchising strategy.

Denny’s fourth quarter domestic system-wide same-store sales** increased 1.7%, including a 0.5% increase at company restaurants and a 1.8% increase at domestic franchised restaurants. Fiscal year domestic system-wide same-store sales** grew 2.0%, including 1.9% growth at company restaurants and 2.0% growth at domestic franchised restaurants. On a two-year basis, this represents domestic system-wide same-store sales** growth of 2.8%, comprised of 3.7% growth at company restaurants and 2.6% growth at domestic franchised restaurants.

In 2019, Denny’s opened 30 restaurants, including 14 international locations, and closed 36 restaurants, bringing the total restaurant count to 1,703. Denny's also completed 144 remodels during fiscal year 2019, including three at company restaurants. Additionally in 2019, Denny's sold 105 company restaurants to franchisees to substantially complete the refranchising strategy.

During the fourth quarter of 2019, Denny's allocated $45.4 million to share repurchases, resulting in $96.2 million allocated to share repurchases for full year 2019. As of December 25, 2019, the Company had approximately $282 million remaining in authorized share repurchases.

Based on preliminary results, Denny’s is reiterating its full year 2019 guidance expectations for Adjusted EBITDA* of between $93 and $96 million provided with the Company’s third quarter 2019 results announced on October 29, 2019. Denny’s expects to release financial and operating results for its fourth quarter and fiscal year ended December 25, 2019 along with annual guidance for 2020 after the market closes on Tuesday, February 11, 2020.

Preliminary Results
(Unaudited)

Changes in Same-Store Sales**	Quarter Ended		Fiscal Year Ended
(increase vs. prior year)	12/25/19	12/26/18	12/25/19	12/26/18
Company Restaurants	0.5%	2.1%	1.9%	1.8%
Domestic Franchised Restaurants	1.8%	1.2%	2.0%	0.6%
Domestic System-wide Restaurants	1.7%	1.4%	2.0%	0.8%

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units September 25, 2019	77	1,629	1,706
Units Opened	—	9	9
Units Refranchised	(9)	9	—
Units Closed	—	(12)	(12)
Net Change	(9)	6	(3)
Ending Units December 25, 2019	68	1,635	1,703

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 26, 2018	173	1,536	1,709
Units Opened	—	30	30
Units Refranchised	(105)	105	—
Units Closed	—	(36)	(36)
Net Change	(105)	99	(6)
Ending Units December 25, 2019	68	1,635	1,703

Refranchising and Development Strategy

Following a refranchising strategy announced in October 2018, the Company has been migrating from a 90% franchised business model to one that is between 96% and 97% and is substantially complete as of the end of 2019. The table below summarizes the Company's refranchising results as of December 25, 2019, compared to previously announced expectations.

Preliminary Results - Strategy to Date Refranchising Data
(Unaudited)

($ millions)
Metric	Anticipated Result	Strategy to Date
Restaurants to be Refranchised	115 - 125	113
Percent Franchised	96% - 97%	96%
Development Commitments	70 - 80	78
Multiple	4.5x - 5.5x	4.8x
Pre-Tax Refranchising Proceeds	$125 - $135	$128

In addition to refranchising, the Company plans to upgrade the quality of its real estate portfolio through a series of like-kind exchanges. The use of refranchising proceeds and a moderate increase in leverage are expected to generate more compelling returns for stakeholders, including the return of capital.

*The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

**Same-store sales includes sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, our results as reported under GAAP.

Upcoming Investor Conference Presentation

Denny’s will be participating in the 22nd Annual ICR Conference taking place at the JW Marriott Orlando Grande Lakes in Orlando, Florida. Denny’s presentation will take place on Monday, January 13, 2020, at 9:30 a.m. Eastern Time. Investors and interested parties may listen to a live audio webcast of the presentation which will be available online in the Investor Relations section of Denny's website at investor.dennys.com with a replay of the webcast available following the live event. Investors and interested parties may access a copy of the presentation in the Events and Presentations section of Denny's website at investor.dennys.com.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 25, 2019, Denny’s had 1,703 franchised, licensed, and company restaurants around the world including 144 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, the United Kingdom, El Salvador, Aruba, and Indonesia. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 26, 2018 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629